Filed Pursuant to Rule 424(b)(3)

SEC File No. 333-216143

ADVECO GROUP INC.

5,000,000 SHARES OF COMMON STOCK

$0.02 per share

NO MINIMUM

This is the initial offering of Common stock of Adveco Group Inc. and no public market exists for the securities being offered. Adveco Group Inc. is offering for sale a total of 5,000,000 shares of its Common Stock on a "self-underwritten", best effort basis. The shares will be offered at a fixed price of $0.02 per share for a period not to exceed 180 days from the date of this prospectus, unless extended by our Board of Directors for an additional 90 days. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Inna Min, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

There is no minimum number of shares required to be purchased. This offering is on a best effort basis, meaning, no minimum number of shares must be sold.  See "Use of Proceeds" and "Plan of Distribution".

Adveco Group Inc. is a development stage, start-up company. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a complete loss of your investment.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC Link. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board and/or OTC Link. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS AND, PARTICULARLY, RISK FACTORS SECTION, BEGINNING ON PAGE 7.

Adveco Group Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

Subscription funds that are accepted by the Company will be deposited directly into its operating account and will not be held in escrow.  The funds will be available for immediate use by the Company.  The Company does not have a minimum capitalization requirement and therefore no other subscription, escrow or impound account is being established for the Offering. The invested funds are irrevocable and will not be returned to investors.

Neither the U.S. Securities and Exchange Commission nor any state securities division has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Proceeds

	Offering	Total
	Price	Amount of	Underwriting	Proceeds
	Per Share	Offering	Commissions	To Us

Common Stock	$0.02	$100,000	$0	$100,000

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject to Completion,

Dated April 10, 2017

TABLE OF CONTENTS

SUMMARY OF PROSPECTUS	5
GENERAL INFORMATION ABOUT OUR COMPANY	5
THE OFFERING	5
RISK FACTORS	6
RISKS ASSOCIATED WITH OUR COMPANY	6
RISKS ASSOCIATED WITH THIS OFFERING	9
USE OF PROCEEDS	12
DETERMINATION OF OFFERING PRICE	13
DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES	13
PLAN OF DISTRIBUTION	14
OFFERING WILL BE SOLD BY OUR OFFICER AND DIRECTOR	14
TERMS OF THE OFFERING	14
DEPOSIT OF OFFERING PROCEEDS	14
PROCEDURES FOR AND REQUIREMENTS FOR SUBSCRIBING	14
DESCRIPTION OF SECURITIES	15
SELLING SHAREHOLDERS	15
INTEREST OF NAMED EXPERTS AND COUNSEL	15
DESCRIPTION OF BUSINESS	15
LEGAL PROCEEDINGS	20
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	20
FINANCIAL STATEMENTS	21
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	21
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	23
DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON	23
EXECUTIVE COMPENSATION	24
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	25
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	25
INDEMNIFICATION	26
AVAILABLE INFORMATION	26

ADVECO GROUP INC.

Nurpeisova Str., 10 Apt. 4

Almaty, Kazakhstan 050061

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to "we," "us," "our" and "Adveco" are to Adveco Group Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Adveco Group Inc. Inc. was incorporated in the State of Nevada on September 20, 2016.  Our primary business is distribution of apparel and workwear produced in Kyrgyzstan to the markets of Europe and Commonwealth of Independent States (CIS) countries. We are a development stage company and as of today we have generated $10,000 in revenue as a result from the Sale of Goods Agreement with “Nord Way”, LLC, dated February 27, 2017. Our limited start-up operations have consisted of the formation of the company, developing of our business plan, signing the Sale of Goods Agreement with “Nord Way”, LLC, identification of our target market and negotiation of additional agreements.  Currently our President devotes approximately 20 hours a week to the company. We will require the funds from this offering in order to fully implement our business plan as discussed in the "Plan of Operation" section of this prospectus.

Our administrative office of the company is currently located at the premises of our President, Inna Min, which she provides to us on a rent free basis at Nurpeisova Str., 10 Apt. 4, Almaty, Kazakhstan 050061.  We plan to use these offices until we require larger space. Our fiscal year end is December 31.

THE OFFERING

Following is a brief summary of this offering. Please see the Plan of Distribution section for a more detailed description of the terms of the offering.

Securities Being Offered:	5,000,000 shares of common stock, par value $0.001

Offering Price per Share:	$0.02

Offering Period:

The shares are being offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days. There is no minimum offering of the shares before the expiration date of the offering.

Net Proceeds to Our Company
(after payment of offering expenses estimated at $8,000):	$92,000, if 100% of Offering is sold.
$67,000, if 75% of Offering is sold.
$42,000, if 50% of Offering is sold
$17,000, if 25% of Offering is sold.

There is no guarantee that we will receive any proceeds from the Offering.

Use of Proceeds:	We intend to use the proceeds to start up and expand our business operations.

Number of Shares Outstanding Before the Offering:	5,000,000

Number of Shares Outstanding After the Offering:	10,000,000 if all shares are sold

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Selected Financial Data

The Following financial information summarizes the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

Balance Sheet

As of
December 31, 2016

Total Assets	$749
Total Liabilities	$1,767
Stockholders’ Equity (Deficit)	$(18)

Income Statement

Period from
September 20, 2016
(inception) to
December 31, 2016

Total Expenses	$5,018
Net Income (Loss)	$(5,018)

RISK FACTORS

An investment in these securities involves an exceptionally high degree of risk and is extremely speculative in nature. Following are what we believe are all of the material risks involved if you decide to purchase shares in this offering.

RISKS ASSOCIATED WITH OUR COMPANY

ALTHOUGH OUR FINANCIAL STATEMENTS HAVE BEEN PREPARED ON A GOING CONCERN BASIS, WE MUST RAISE ADDITIONAL CAPITAL BEFORE TO FUND OUR OPERATIONS IN ORDER TO CONTINUE AS A GOING CONCERN.

The Company has incurred a loss since Inception (September 20, 2016) resulting in an accumulated deficit of $5,018 as of December 31, 2016, and further losses are anticipated in the development of its business. Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern. We are totally dependent upon the proceeds of this offering to fully fund our business. If we do not sell at least half of the shares in this offering and receive at least half of the offering proceeds, we will have to seek alternative financing to complete our business plans or abandon them. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

SINCE WE ARE A DEVELOPMENT STAGE COMPANY, HAVE GENERATED  LIMITED REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

Our company was incorporated on September 20, 2016; we have not yet commenced our business operations; and we have realized limited revenues. We have no operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, we cannot guarantee that we will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.

WE DO NOT YET HAVE ANY SUBSTANTIAL ASSETS AND ARE TOTALLY DEPENDENT UPON THE PROCEEDS OF THIS OFFERING TO FULLY FUND OUR BUSINESS. IF WE DO NOT SELL AT LEAST QUARTER OF THE SHARES IN THIS OFFERING AND RECEIVE AT LEAST QUARTER OF THE MAXIMUM PROCEEDS, WE WILL HAVE TO SEEK ALTERNATIVE FINANCING TO COMPLETE OUR BUSINESS PLANS OR ABANDON THEM.

The only cash currently available is the cash paid by our founder for the acquisition of her shares as well as loans from Ms. Min. In the event we do not sell all of the shares and raise the total offering proceeds, there can be no assurance that we would be able to raise the additional funding needed to implement our business plans or that unanticipated costs will not increase our projected expenses for the year following completion of this offering.

WE CANNOT PREDICT WHEN OR IF WE WILL PRODUCE SUFFICIENT REVENUES, WHICH COULD RESULT IN A TOTAL LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLANS.

As of today, have generated revenue in the amount of $10,000 from operations. In order for us to continue with our plans and open our business, we must raise our initial capital to do so through this offering. The timing of the completion of the milestones needed to commence operations and generate substantial revenues is contingent on the success of this offering. There can be no assurance that we will generate substantial revenues or that revenues will be sufficient to maintain our business. As a result, you could lose all of your investment if you decide to purchase shares in this offering and we are not successful in our proposed business plans.

THE APPAREL AND WORKWEAR MARKET IS HIGHLY COMPETITIVE AND WE MAY NOT BE ABLE TO COMPETE SUCCESSFULLY WITH OUR EXISTING COMPETITORS OR NEW ENTRANTS INTO THE MARKETS WE SERVE.

Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product. We will compete with many local, regional and national apparel and workwear distributors and dealers. Also, some apparel and workwear suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future.

WE DEPEND ON APPAREL AND WORKWEAR SUPPLIERSAND MANUFACTURERS FOR OUR BUSINESS TO OPERATE.

We do not have our own manufacturing facility to produce apparel and workwear. We will be entirely dependent on third parties to supply apparel and workwear to operate our business. Some of the business for apparel and workwear suppliers will likely come from producing or selling our competitors’ products. These suppliers may devote more resources to other products or take other actions detrimental to our offer. We will face risks associated with any supplier’s or manufacturer’s failure to adhere to quality control and service guidelines we establish or failure to ensure an adequate and timely supply of product to our potential and future customers.

CHANGES IN ECONOMIC CONDITIONS THAT IMPACT CONSUMER SPENDING COULD HARM OUR BUSINESS.

We are sensitive to changes in overall economic conditions that impact consumer spending, particularly spending associated with non-survival products, such as apparel and workwear, which is not indispensable to maintaining a basic lifestyle. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products.

BECAUSE WE OFFER OUR PRODUCTS FROM KYRGYZSTAN TO EUROPE AND CIS COUNTRIES, A DISRUPTION IN THE DELIVERY OF EXPORTED PRODUCTS MAY HAVE A GREATER EFFECT ON US AND OUR CUSTOMERS.

Our product will be an import for our customers. They should be sure of delivery by their transportation companies. The following factors could influence on transportation companies’ stability.

•

fuel price increases;

•

problems with shipping over the border;

•

container shortages;

•

increased inspections of import shipments or other factors causing delays in shipments; and

•

economic crises, international disputes and wars.

INNA MIN, OUR PRESIDENT AND DIRECTOR OF THE COMPANY, CURRENTLY DEVOTES APPROXIMATELY 20 HOURS PER WEEK TO COMPANY MATTERS. SHE DOES NOT HAVE ANY PUBLIC COMPANY EXPERIENCE AND IS INVOLVED IN OTHER BUSINESS ACTIVITIES. THE COMPANY'S NEEDS COULD EXCEED THE AMOUNT OF TIME OR LEVEL OF EXPERIENCE SHE MAY HAVE. THIS COULD RESULT IN HER INABILITY TO PROPERLY MANAGE COMPANY AFFAIRS, RESULTING IN OUR REMAINING A START-UP COMPANY WITH LIMITED REVENUES OR PROFITS.

Our business plan does not provide for the hiring of any additional employees until sales will support the expense, which is estimated to begin during second part of the year of 2017.  Until that time the responsibility of developing the company's business, the offering and selling of the shares through this prospectus and fulfilling the reporting requirements of a public company all fall upon Ms. Min. While Ms. Min owe any fiduciary duties to in respect of their other business ventures or, in fact, any companies other than the Company, as a practical matter they are presently unable to devote full time to the Company’s business. Our sole officer and director have no any experience in a public company setting, including serving as a principal accounting officer or principal financial officer. We have not formulated a plan to resolve any possible conflict of interest with their other business activities. In the event Ms. Min is unable to fulfill any aspect of her duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

OUR SOLE OFFICER AND DIRECTOR RESIDES OUTSIDE THE UNITED STATES OF AMERICA.

Ms. Min reside outsides outside the United States of America.  As a result, it may be difficult or impossible for investors to effect service of process upon Ms. Min or to enforce against such persons judgments obtained in the United States courts predicated upon the liability provisions of the United States Securities Laws.

THE LOSS OF THE SERVICES OF INNA MIN COULD SEVERELY IMPACT OUR BUSINESS OPERATIONS AND FUTURE DEVELOPMENT, WHICH COULD RESULT IN A LOSS OF REVENUES AND YOUR ABILITY TO EVER SELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

Our performance is substantially dependent upon our President, Inna Min. The loss of her services could result in a loss of revenues, which could result in a reduction of the value of any shares you purchase in this offering.

THERE ARE NO SUBSTANTIAL BARRIERS TO ENTRY INTO THE APPAREL AND WORKWEAR DISTRIBUTION INDUSTRY AND BECAUSE WE DO NOT CURRENTLY HAVE ANY COPYRIGHT OR TRADEMARK PROTECTION FOR OUR PROPOSED PRODUCTS, THERE IS NO GUARANTEE SOMEONE ELSE WILL NOT DUPLICATE OUR IDEAS AND BRING THEM TO MARKET BEFORE WE DO, WHICH COULD SEVERELY LIMIT OUR PROPOSED SALES AND REVENUES.

We believe our ideas for our apparel and workwear products are desirable; however, we currently have no copyright or trademark for our products or brand name. As business operations become established, we may seek such protection; however, we currently have no plans to do so. Since we have no copyright protection unauthorized persons may attempt to copy aspects of our business, including our web site design or functionality, products or marketing materials. Any encroachment upon our corporate information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their copyright, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such infringement, litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

THE SARBANES-OXLEY ACT IMPOSES SUBSTANTIAL BURDENS UPON THE COMPANY WITHOUT PROVIDING CORRESPONDING BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") was enacted in response to public concern regarding corporate accountability in the wake of a number of accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate responsibility, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosure pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file periodic reports with the SEC under the Securities Exchange Act of 1934 (the "Exchange Act").

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of rules and regulations by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived increased personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain qualified persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could prevent us from becoming profitable.

RISKS ASSOCIATED WITH THIS OFFERING:

THE TRADING IN OUR SHARES WILL BE REGULATED BY SECURITIES AND EXCHANGE COMMISSION RULE 15G-9 WHICH ESTABLISHED THE DEFINITION OF A "PENNY STOCK." THE EFFECTIVE RESULT BEING FEWER PURCHASERS QUALIFIED BY THEIR BROKERS TO PURCHASE OUR SHARES, AND THEREFORE A LESS LIQUID MARKET FOR OUR INVESTORS TO SELL THEIR SHARES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker- dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES. UNLESS WE ARE SUCCESSFUL IN SELLING AT LEAST 25% OF THE SHARES AND RECEIVING $17,000 IN THE PROCEEDS FROM THIS OFFERING, WE MAY HAVE TO SEEK ALTERNATIVE FINANCING TO IMPLEMENT OUR BUSINESS PLANS.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. They will offer the shares to friends, relatives, acquaintances and business associates, however, there is no guarantee that she will be able to sell any of the shares. None of our officers and directors have any experience conducting a best efforts offering, which decreases the likelihood that the Offering will be successful.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board (OTCBB) and/or OTC Link. The OTCBB and OTC Link are regulated quotation services that displays real-time quotes, last sale prices and volume information in over-the-counter (OTC) securities. The OTCBB and OTC Links are not an issuer listing service, market or exchange. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. As of the date of this filing, there have been no discussions or understandings between Adveco or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES.

Our existing stockholders acquired their shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.02 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be less than what you paid for them.

WE WILL BE HOLDING ALL PROCEEDS FROM THE OFFERING IN A STANDARD BANK CHECKING ACCOUNT. THERE IS NO GUARANTEE THAT ALL OF THE FUNDS USED AS OUTLINED IN THE USE OF PROCEEDS TABLE WILL BE EFFECTIVE FOR DEVELOPMENT OF OUR BUSINESS DESCRIBED IN THIS PROSPECTUS.

All funds received from the sale of shares in this offering will be deposited into a standard bank checking account. We intend to use the proceeds raised in this offering for the uses set forth in the proceeds table. The failure of funds used to effectively grow our business could result in unfavorable returns or no income at all. This could have a significant adverse effect on our financial condition and could cause the price of our common stock to decline.

INVESTED FUNDS ARE IRREVOCABLE AND WILL NOT BE RETURNED TO INVESTORS

All invested funds are irrevocable.  Once they are received by the Company in the course of this Offering, the invested funds will not be returned to investors.

BECAUSE WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR SHAREHOLDER’S SUBSCRIPTION, IF WE FILE FOR BANKRUPTCY. OR A CREDITOR OBTAINS A JUDGMENT AGAINST US AND ATTACHES THE SUBSCRIPTION, YOU WILL LOSE YOUR INVESTMENT REGARDLESS OF THE NUMBER OF SECURITIES SOLD IN THE OFFERING

Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, investors funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription. If that happens, you will lose your investment and your funds will be used to pay creditors.

OUR DIRECTORS AND OFFICERS WILL CONTINUE TO EXERCISE SIGNIFICANT CONTROL OVER OUR OPERATIONS, WHICH MEANS AS A MINORITY SHAREHOLDER, YOU WOULD HAVE NO CONTROL OVER CERTAIN MATTERS REQUIRING STOCKHOLDER APPROVAL THAT COULD AFFECT YOUR ABILITY TO EVER RESELL ANY SHARES YOU PURCHASE IN THIS OFFERING.

After the completion of this offering, our management will own 50% of our common stock.  In the event that fewer than the maximum shares of the offering are sold, management’s percentage ownership will be even higher.  It will have a significant influence in determining the outcome of all corporate transactions, including the election of directors, approval of significant corporate transactions, changes in control of the company or other matters that could affect your ability to ever resell your shares. Its interests may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

FINANCIAL INDUSTRY REGULATORY AUTHORITY ("FINRA") SALES PRACTICE REQUIREMENTS MAY ALSO LIMIT YOUR ABILITY TO BUY AND SELL OUR COMMON STOCK, WHICH COULD DEPRESS THE PRICE OF OUR SHARES.

FINRA rules require broker-dealers to have reasonable grounds for believing that an investment is suitable for a customer before recommending that investment to the customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status and investment objectives, among other things. Under interpretations of these rules, FINRA believes that there is a high probability such speculative low-priced securities will not be suitable for at least some customers. Thus, FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares, have an adverse effect on the market for our shares, and thereby depress our share price.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE; WITHOUT SUFFICIENT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

Our business plan allows for the estimated cost of this Registration Statement to be paid from our cash on hand. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future substantial revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

FORWARD LOOKING STATEMENTS

This Prospectus contains projections and statements relating to the Company that constitute "forward-looking statements." These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as "intends," "believes," "anticipates," "expects," "estimates," "may," "will," "might," "outlook," "could," "would," "pursue," "target," "project," "plan," "seek," "should," "assume," or similar terms or the negatives thereof. Such statements speak only as of the date of such statement, and the Company undertakes no ongoing obligation to update such statements. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, and its respective directors, officers or advisors with respect to, among other things:

•

trends affecting the Company's financial condition, results of operations or future prospects

•

the Company's business and growth strategies

•

the factors that we expect to contribute to our success and our ability to be successful in the future

•

our business model and strategy for realizing positive sales result

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competition, including the impact of competition on our operations, our ability to respond to such competition and our expectations regarding continued competition in the markets in which we compete;

•

expenses

•

our expectations with respect to continued disruptions in the  global capital markets and reduced levels of consumer spending and the impact of these trends on our financial results

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the impact of new accounting pronouncements on our financial Statements

•

that our cash flows from operating activities will be sufficient to meet our projected operating and capital expenditures for the next twelve months

•

our market risk exposure and efforts to minimize risk

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our overall outlook including all statements under MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

•

that estimates and assumptions made in the preparation of financial statements in conformity with US GAAP may differ from actual results and

•

expectations, plans, beliefs, hopes or intentions regarding the future.

Potential investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that, should conditions change or should any one or more of the risks or uncertainties materialize or should any of the underlying assumptions of the Company prove incorrect, actual results may differ materially from those projected in the forward-looking statements as a result of various factors, some of which are unknown. The factors that could adversely affect the actual results and performance of the Company include, without limitation:

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the Company's inability to raise additional funds to support operations and capital expenditures

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the Company's inability to effectively manage its growth

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the Company's inability to achieve greater and broader market acceptance in existing and new market segments

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the Company's inability to successfully compete against existing and future competitors

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the effects of intense competition that exists in the apparel and workwear industry

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the economic downturn and its effect on consumer spending

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the risk that negative industry or economic trends, including the market price of our common stock trading below its book value, reduced estimates of future cash flows, disruptions to our business, slower growth rates or lack of growth in our business, may result in significant write-downs or impairments in future period

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the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers, including the effects of the current economic recession, war, terrorist or similar activity or disasters

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the effects of energy price increases on our cost of operations and our revenues

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financial community perceptions of our Company and the effect of economic, credit and capital market conditions on the economy and the software industry  and other factors described elsewhere in this Prospectus, or other reasons.

Potential investors are urged to carefully consider such factors. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements and the "Risk Factors" described herein.

USE OF PROCEEDS

When all the shares are sold the gross proceeds from this offering will be $100,000. We expect to disburse the proceeds from this offering in the priority set forth below.  The following table shows the intended use of proceeds assuming that 25%, 50%, 75% and 100%, respectively, of the Offering is sold.  There is no guarantee that we will receive any proceeds from the Offering.

	If 25% sold	If 50% sold	If 75% sold	If 100% sold
Gross proceeds	$25,000	$50,000	$75,000	$100,000

Offering expenses	$8,000	$8,000	$8,000	$8,000
Net proceeds	$17,000	$42,000	$67,000	$92,000
Establishing an office	$3,000	$3,000	$4,000	$5,000
Website development	$3,000	$3,000	$4,000	$5,000
Sales person salary	$-	$10,000	$20,000	$30,000
Marketing and advertising	$1,000	$16,000	$29,000	$42,000
SEC reporting and compliance	$10,000	$10,000	$10,000	$10,000

None of the money allocated to salaries here is planned to be used as compensation for our officers and director.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. As of December 31, 2016, the net tangible book value of our shares was negative $18 or approximately $0 per share, based upon 5,000,000 shares outstanding.

Upon completion of this offering, but without taking into account any change in the net tangible book value after completion of this offering other than that resulting from the sale of the shares and receipt of the total proceeds of $100,000 minus the estimated Offering expenses of $8,000 resulting in net proceeds of $92,000, the net tangible book value of the 10,000,000 shares to be outstanding will be $91,982, or approximately $0.009 per Share. Accordingly, the net tangible book value of the shares held by our existing stockholders (5,000,000 shares) will be increased by $0.008 per share without any additional investment on their part. The purchasers of shares in this offering will incur immediate dilution (a reduction in the net tangible book value per share from the offering price of $0.02 per Share) of $0.011per share. As a result, after completion of the offering, the net tangible book value of the shares held by purchasers in this offering would be $0.009 per share, reflecting an immediate reduction in the $0.02 price per share they paid for their shares.

After completion of the offering, the existing shareholders will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of $5,000, or $0.001 per Share. Upon completion of the offering, the purchasers of the shares offered hereby will own 50% of the total number of shares then outstanding, for which they will have made a cash investment of

$100,000, or $0.02 per Share.

The following table illustrates the per share dilution to the new investors and does not give any effect to the results of any operations subsequent to December 31, 2016.  The following table shows the per share dilution assuming that 25%, 50%, 75% and 100%, respectively, of the primary Offering by the Company is sold.

	25%	50%	75%	100%

Price Paid per Share by Existing Shareholders	$0.001	$0.001	$0.001	$0.001
Public Offering Price per Share	$0.02	$0.02	$0.02	$0.02
Net Tangible Book Value Prior to this Offering	$(18)	$(18)	$(18)	$(18)
Net Tangible Book Value After this Offering	$16,982	$41,982	$66,982	$91,982
Increase in Net Tangible Book Value per Share
Attributable to cash payments from purchasers
of the shares offered	$0.003	$0.006	$0.008	$0.009
Immediate Dilution per Share to New Investors	$0.017	$0.014	$0.012	$0.011

PLAN OF DISTRIBUTION

OFFERING WILL BE SOLD BY OUR SOLE OFFICER AND DIRECTOR

This is a self-underwritten offering. This Prospectus is part of a Prospectus that permits our sole  officer and  director, Ms. Min to sell the Shares on behalf of the Company directly to the public, with no commission or other remuneration payable to them for any Shares that they sell.

There are no plans or arrangements to enter into any contracts or agreements to sell the Shares with a broker or dealer. Ms. Min, our sole officer and director, will sell the shares on behalf of the Company, and she intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, our officers will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Ms. Min will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an Issuer may participate in the offering of the Issuer's securities and not be deemed to be a broker-dealer.

a.

Our officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39)of the Act, at the time of his participation; and

b.

Our officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on  transactions in securities; and

c.

Our officer and director is not, nor will he be at the time of her participation in the offering, an associated person of a broker- dealer; and

d.

Our officer and our director meets the conditions of paragraph  (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he

(A)

primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and

(B)

is not a broker or dealer, or been associated person of a broker or dealer, within the preceding twelve months; and

(C)

has not participated in selling and offering securities for any Issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) (a)(4)(iii).

Our officers, director, control person and affiliates of same do not intend to purchase any shares in this offering.

TERMS OF THE OFFERING

The shares will be sold at the fixed price of $0.02 per share until the completion of this offering.   There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable.

This offering will commence on the date of this prospectus and continue for a period not to exceed 180 days (the "Expiration Date"), unless extended by our Board of Directors for an additional 90 days.

DEPOSIT OF OFFERING PROCEEDS

This is a "best effort" offering and, as such, there is no assurance that we will sell any or all of the shares.

PROCEDURES AND REQUIREMENTS FOR SUBSCRIPTION

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us.  All checks for subscriptions should be made payable to Adveco Group Inc.

DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $.001 per share. The holders of our common stock

1.

have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

are entitled to share in all of our assets available for distribution to holders of common stock upon liquidation, issolution or winding up of our affairs;

3.

do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

INTEREST OF NAMED EXPERTS AND COUNSEL

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Our audited financial statements for the period from inception to December 31, 2016 have been audited by Bharat Parikh & Associates. We include the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Haddan & Zepfel LLP has passed upon the validity of the shares being offered and certain other legal matters and is representing us in connection with this offering.

DESCRIPTION OF OUR BUSINESS

GENERAL INFORMATION

Adveco Group Inc. was incorporated in the State of Nevada on September 20, 2016 and established a fiscal year end of December 31. We have limited revenue, have minimal assets and have incurred losses since inception. We were formed to engage in the distribution of apparel and workwear from Kyrgyzstan to the markets of Europe and Commonwealth of Independent States (CIS) countries. We are still in the development stage and as of today, we have generated $10,000 in revenue as a result from the Sale of Goods Agreement with “Nord Way”, LLC, dated February 27, 2017. Our business office is located at Nurpeisova Str., 10 Apt. 4, Almaty, Kazakhstan 050061. Our telephone number is +996-708464141.

We have not been involved in a bankruptcy receivership or similar proceeding. Additionally, we have not been involved in a reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

BUSINESS PLAN

We plan to market and distribute an assortment of apparel and workwear made in Kyrgyzstan. Our products will be offered at prices marked-up from 15% to 20% of our cost. Our customers will be asked to pay us 100% in advance. We plan to fill placed orders and to supply the products within a period of thirty days (30) days or less following receipt of any written order. We do not intend to offer any credit terms relating to order payments. Because our customers will be asked to pay us 100% in advance, we will not be using any proceeds from this offering to purchase or manufacture workwear product. Customers will have two options to pay for products: by wire transfer or by sending a check/money order. If customer decides to pay by check/money order, then we will apply a certain amount of days before shipping to have the check/money order cleared. Customers will be responsible to cover the shipping costs.  Since we anticipate having a 30-day period to process/fill orders, we do not plan to purchase inventory in advance, but rather on request basis. We do not intend to store inventory for any period of time. The orders will be shipped to the customers upon customers’ requests. Customers will be responsible for the custom duties, taxes, insurance or any other additional charges that might incur.

In General

The Kyrgyz textile industry was originally developed in the 1930’ as a result of the availability of raw material mainly cotton and wool, in South Kyrgyzstan. Up to 1989 it was an important sector employing around 100,000 people. After the collapse of the Soviet Union the number of people employed dropped to less than 10,000 within five years. In the recent years, apparel production and exports have been increasing steadily. According to the research of Harvard Business School (Textile and Apparel Cluster in Kyrgyzstan, 2012), the cluster predominantly consists of micro (<10 people) and small (10-50 people) enterprises, with some medium (50-200 people) and large (>200 people) firms. Of the 740 officially registered enterprises in apparel, 87% are registered as sole proprietorships and by law are limited to 30 employees. It is estimated there are several thousand informal enterprises in business today. In addition, many of these businesses have unregistered production. The share of informal firms in the cluster is on the magnitude of 60-80%. According to expert estimates, employment in the sector may be as high as 300,000, or 12% of country’s labor force. Estimates of the apparel cluster’s contribution to GDP range from 5% to 15%.

After Kyrgyzstan's accession to the Eurasian Economic Union in 2015, orders to local clothing enterprises have increased.  The ‘Made in Kyrgyzstan’ brand has become well-received in Russia and some other neighboring states, as well as in Kyrgyzstan. Clothes produced in Kyrgyzstan can be found throughout the region, from open markets in Kyrgyzstan to high-end boutiques in Russia.

According to usaid.gov, the United States through USAID’s Business Growth Initiative has been working with Kyrgyz apparel manufacturers since 2014 to optimize production and marketing in order to tap into multi-billion dollar export markets by targeting major retail chains and branded stores in Europe and CIS. In February 2015, USAID hosted a business-to-business presentation of the production capabilities of the Kyrgyz apparel industry for foreign retailers. The retail buyers were highly impressed by the magnitude of apparel manufacturing in the Kyrgyz Republic, and by the advantages in flexible product development, lower logistics costs, and dramatically shorter lead times that Kyrgyz manufacturers have compared to many international competitors. Now that this USAID project demonstrated how competitive Kyrgyz clothing manufacturers are against major garment-producing countries, even more Kyrgyz companies are taking advantage of this opportunity. After expanding sales to current markets, the project will focus on exports to the European Union and potentially the United States.

Sales and Marketing Strategy

We intend to distribute our products to Commonwealth of Independent States (Armenia, Azerbaijan, Belarus, Kazakhstan, Kyrgyzstan, Moldova, Russia, Tajikistan and Uzbekistan) and Eastern Europe (Ukraine, Bulgaria, Poland, Slovakia, Romania and other). We intend to enter into agreements with numerous apparel and workwear distributors and the distributors will market and sell the products to its retail clients. We also plan to contact different companies that can order our workwear for themselves. As of today, we have not identified any party to sell our products. Initially, our sole officer and director, Inna Min will market our products. If we sell at least 50% shares in this offering, we intend to hire salespersons with good knowledge and connections in the apparel and workwear distribution to introduce our products. The salesperson’s job would be to find new potential purchasers, and to set up agreements with them to buy our apparel and workwear. We intend to focus on direct marketing efforts whereby our representative will directly contact.

We plan to advertise our productы on the following websites: www.alibaba.com, www.ebay.com, social networks such as www.facebook.com, and other specialized websites with using context add. We plan to use internet catalogs and use many online marketing tools to direct traffic to our website and identify potential customers. In addition, we are going to issue monthly printed catalog and send it to our clients. We will take part on the specialized forums and exhibitions to present our products to potential clients.

Sale of Goods Agreement

We have executed a Sale of Goods Agreement with “Nord Way”, LLC on February 27, 2017, who agreed to buy 213 waterproof, oilproof and anti-static work overalls with jackets. The material terms of the Sale of Goods Agreement are the following:

-

Seller shall sell, transfer and deliver to buyer on or before March 27, 2017, the following goods:

213 waterproof, oilproof and anti-static work overalls with jackets

-

 Buyer shall accept the goods and pay Ten Thousand US Dollars ($10,000) for the goods.

-

Buyer shall pay for the goods 100% in advance. 50% shall be paid 30 days in advance, and 50% at the time when, and at the place where, the goods are received by buyer.

-

Buyer shall have the right to inspect the goods within 14 business days after receiving. Buyer must give notice to seller of any claim for damages on account of condition, quality or grade of the goods, and buyer must specify the basis of the claim of buyer in detail. The failure of buyer to comply with these conditions shall constitute irrevocable acceptance of the goods by buyer.

COMPETITION

The level of competition in apparel and workwear distribution business is extremely high. Many of our established competitors have developed a brand following which would make our potential customers prefer their products over ours. Aggressive lower pricing tactics implemented by our competitors would make it difficult for us to enter the market. Economies of scale would make it easier for our larger established competitors to negotiate price discounts with their suppliers which would leave us at a disadvantage. The principal competitive factors in our industry are pricing and quality of goods. We will be in a market where we compete with many domestic and international companies offering similar products. We will be in direct competition with them. Many large companies will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies. Also, many of these companies will be able to afford to offer better price for similar product than us which may also cause us to lose business. We foresee to continue to face challenges from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Adveco Group Inc. will be competing in apparel and workwear distribution market. We have not yet entered the market and has no market penetration to date, therefore we are at a competitive disadvantage in the market. Once we have entered the market, we will be one of many participants in the business of distributing apparel and workwear. Many established, yet well financed entities are currently active in the business of distribution such products. Nearly all our competitors have significantly greater financial resources, technical expertise, and managerial capabilities than us. Therefore, Adveco Group Inc. may not be able to establish itself within the industry at all.

SOURCES AND AVAILABILITY OF PRODUCTS

We will be contracting with manufacturers to provide their products to us, which will be selling to trade companies specializing in realization of apparel and workwear products. We have identified several manufacturers that specialize in these products. We will be negotiating agreements that will be suitable to all parties for our apparel and workwear products.

PATENTS AND TRADEMARKS

We do not have any proprietary products. We currently have no patents or trademarks for our company name or brand name; however, as business is established and operations expand, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and product line names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, products, product information and sales mechanics or to obtain and use information that we regard as proprietary, such as the technology used to operate our web site and content. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business. Litigation or proceedings before the U.S. or International Patent and Trademark Offices may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets and domain name and/or to determine the validity and scope of the proprietary rights of others. Any such litigation or adverse proceeding could result in substantial costs and diversion of resources and could seriously harm our business operations and/or results of operations.

GOVERNMENT AND INDUSTRY REGULATION

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will also be subject to common business and tax rules and regulations pertaining to the operation of our business. We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to export and import of apparel and workwear in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

RESEARCH AND DEVELOPMENT ACTIVITIES

Other than time spent researching our proposed business we have not spent any funds on research and development activities to date. We do not currently plan to spend any funds on research and development activities in the future.

ENVIRONMENTAL LAWS

Our operations are not subject to any Environmental Laws.

EMPLOYEES AND EMPLOYMENT AGREEMENTS

We currently have one employee, Inna Min who acts as our sole officer and director.

Emerging Growth Company Status under the JOBS Act

Adveco Group Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).  The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

•

The first fiscal year after its annual revenues exceed $1 billion;

•

The first fiscal year after the fifth anniversary of its IPO;

•

The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and

•

The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

•

Provide only two rather than three years of audited financial statements in their IPO Registration Statement;

•

Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

•

Delay compliance with new or revised accounting standards until they are made applicable to private companies; and

•

Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

•

Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;

•

Certain restrictions on communications to institutional investors before filing the IPO registration statement; and

•

The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

•

The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

•

Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and

•

The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Election under Section 107(b) of the JOBS Act

As an emerging growth company we have made the irrevocable election to not adopt the extended transition period for complying with new or revised accounting standards under Section 107(b), as added by Section 102(b), of the JOBS Act. This election allows companies to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.

DESCRIPTION OF PROPERTY

Our operations are currently being conducted out of the premises at Nurpeisova Str., 10 Apt. 4, Almaty, Kazakhstan 050061. We consider our current principal office space arrangement adequate and will reassess our needs based upon the future growth of the company.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No public market currently exists for shares of our common stock.  Upon the effectiveness of the registration statement of which this prospectus forms a part, we intend to seek a market maker to file an application with the FINRA to have our stock quoted on the OTC Bulletin Board and OTC Links. However, we cannot assure you that we will find a market maker to trade our securities, that our shares will be quoted on the OTC Bulletin Board and/or OTC Links or, if quoted, that a public market will materialize.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

contains a description of the nature and level of risk in the market for penny stock in both public offerings and secondary trading;

contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" price for the penny stock and the significance of the spread between the bid and ask price;

toll-free telephone number for inquiries on disciplinary actions;

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

-

the bid and offer quotations for the penny stock;

-

the compensation of the broker-dealer and its salesperson in the transaction;

-

the number of shares to which such bid and ask prices apply, or  other comparable information relating to the depth and liquidity of the market for such stock; and

-

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

REPORTS

We are subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

STOCK TRANSFER AGENT

We do not have a stock transfer agent at this time.  We intend to appoint a stock transfer agent following the completion of this offering.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. We intend to provide financial statements audited by an Independent Registered Public Accounting Firm to our shareholders in our annual reports. The audited financial statements for the period from inception, September 20, 2016, to December 31, 2016 can be found on page F-1.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

As of today, we have generated $10,000 in revenue as a result from the Sale of Goods Agreement with “Nord Way”, LLC, dated February 27, 2017. We have incurred $5,018 in miscellaneous expenses since inception through December 31, 2016.

The following table provides selected financial data about our company for the period from the date of incorporation through December 31, 2016. For detailed financial information, see the financial statements included in this prospectus.

Balance Sheet Data:

December 31, 2016

Cash	$749
Total assets	$749
Total liabilities	$1,767
Shareholders' equity (deficit)	$ (18)

Other than the shares offered by this prospectus, no other source of capital has been has been identified or sought. If we experience a shortfall in operating capital prior to funding from the proceeds of this offering, our director has verbally agreed to advance the company funds to complete the registration process.

PLAN OF OPERATION

The following plan of operations assumes that we will successfully commence operations.  So far, we have not entered into any contracts for sale of apparel and workwear products.  There is no guarantee that we will be able to complete all of the following activities or that we will produce substantial revenue.

Gathering of market information

1-2 months

No costs

We are going to search for apparel and workwear plants around of Kyrgyzstan, Europe and Commonwealth of Independent States (CIS) countries. We plan to study product assortment and estimate quality and price range of apparel and workwear. We will find the optimal manufactures and negotiate agreements with them.

Establish our office

2-3 months

$3,000-$5,000

Upon completion of the offering we plan to set up an office in Kyrgyzstan and acquire the necessary equipment to continue operations. We plan to purchase office equipment such as computer, telephones, fax, office supplies and furniture. Our sole officer and director, Inna Min will take care of our initial administrative duties. We believe that it will cost at least $3,000 to set up office and obtain the necessary equipment and stationery to continue operations. If we sell 75% of the shares offered we will buy better equipment with advanced features that will cost us approximately $1,000 more. In this case, set up costs will be approximately $4,000. In the event we sell all of the shares offered we will buy additional and more advanced equipment that will help us in everyday operations; therefore the office set up cots will be approximately $5,000.

Website Development

3-6 months

$3000-$5000

During this period, we intend to begin developing our website. We are going to hire a website developer to register a web domain and hosting. We do not have any written agreements with any web designers at current time. As of the date of this prospectus we have not yet identified or registered any domain names for our website. The website will contain online pre-order and order bar and have to be easy for our clients payment systems’ integration.

The website development costs, including site design and implementation will be approximately $3,000. If we 75% of the shares offered and all of the shares offered we will develop more sophisticated and well-designed web site with extra features, therefore developing cost will be $4,000 and $5,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations.

Negotiate agreements with potential customers

6-12 months

No material costs.

When our website is operational, we plan to contact and start negotiation with potential customers. We plan to enter into distribution and supply agreements with apparel and workwear distributors. We will negotiate terms and conditions of collaboration. This activity will be ongoing throughout our operations. Even if we are able to obtain sufficient number of agreements at the end of the twelve-month period, there is no guarantee that we will be able to attract and more importantly retain enough customers to justify our expenditures. If we are unable to generate a significant amount of revenue and to successfully protect ourselves against those risks, then it would materially affect our financial condition and our business could be harmed.

As of today, we have identified only one customer, “Nord Way”, LLC. On February 27, 2017, we signed Sale of Goods Agreement with “Nord Way”, LLC.

Hire a salesperson

6-8 months

$10,000-$30,000

If we sell 50% of the shares offered, we plan to hire a sales person to sell our service by calls and direct mails. The job of such sales person will be to find additional customers for us. If we sell 75% or 100% of the shares offered we are going to increase the quantity of sales associates to 2 and 3 accordingly.

Marketing campaign

6-12 months

$13,000-$42,000

Once our website is operational, we will begin to market our product. We will develop our client base by focusing our marketing efforts on apparel and workwear distributors. Our geographical market we first intend to distribute our products is Commonwealth of Independent States and Eastern Europe. As of today, we do not have plan to distribute products elsewhere in the world, and we will expand our market to other countries only when/if we generate substantial revenue and have funds for such expansion. We will compete with other distributors and manufactures for positioning of our products in retail space. We intend to use marketing strategies, such as web advertisements, direct mailing, and phone calls to acquire potential customers. We also plan to issue monthly printed catalog and send it to our clients, and attend trade shows in our industry to showcase our product with a view to find new customers. We plan to use internet marketing tools in our marketing campaign. We plan to advertise our services and product on the following websites: www.alibaba.com, www.ebay.com, social networks such as www.facebook.com, and other specialized websites with using context ad. Our advertising budget will be spent on paying for any advertising, long distance phone calls, designing and printing of business catalogs, and traveling expenses. We intend to spend from $13,000 to $42,000 on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations. We believe that we should begin to see results from our marketing campaign within 120 days from its initiation.

If we do not raise at least $50,000 in this offering, we must limit our marketing activities and may not be able to make our product known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees

SEC reporting and compliance	$10,000	$10,000	$10,000
Establishing an office	$3,000	$4,000	$5,000
Website development	$3,000	$4,000	$5,000
Marketing and advertising	$16,000	$29,000	$42,000
Sales person salary	$10,000	$20,000	$30,000
Total	$42,000	$67,000	$92,000

LIQUIDITY REQUIREMENTS

At December 31, 2016 we had $749 of cash.  Our cash needs have so far been met by proceeds from sale of common stock to our sole officer and director, as well as loans from Ms. Min, who has no obligation to continue funding our operations.  The loan was not made pursuant to any loan agreements or promissory note. We plan to meet our cash needs during the 12 month start-up process from proceeds of the Offering and, if necessary, through a private placement of debt or equity securities by a FINRA-registered broker / dealer.  As of this date, we have had no discussions concerning a private placement, nor do we have an agreement with any broker / dealer.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or she is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

Ms. Min owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Min was going to be our Director. This decision did not in any manner relate to Ms. Min’s previous employments. Ms. Min’s and previous experience, qualifications, attributes or skills were not considered when she was appointed as sole member of our board of directors.

Ms. Min is not considered to be an independent director of the Company; we presently have no independent directors.

The name, address, age and position of our officers and director is set forth below:

Name and Address	Age	Position(s)

Inna Min	38	President, Secretary
Nurpeisova Str., 10 Apt. 4		Chief Financial Officer,
Almaty, Kazakhstan 050061		Chief Executive Officer,
Sole Director

Our Director Inna Min:

Held her offices/positions since the inception of our Company and is expected to hold said offices/positions until the next annual meeting of our stockholders. The officers listed are our only officers and control persons.

BACKGROUND INFORMATION ABOUT OUR SOLE OFFICER AND DIRECTOR

Inna Min has acted as our President, Treasurer, Secretary and Director since our incorporation on September 20, 2016. From 1995 to 2001 she studded at the Kyrgyz State Technical University, facility of business and management. She graduated in 2001 with master degree in Management. For the last seven years she works as a sole proprietor in garment production business of women's clothing. Ms. Min has never been default with the bank or government and does not have any pending litigations or claims. Ms. Min owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Ms. Min was going to be our President, Chief Executive Officer, Treasurer, Secretary, Chief Financial Officer, Chief Accounting Officer and sole member of our board of directors. This decision did not in any manner relate to Ms. Min’s previous employments. Ms. Min’s and previous experience, qualifications, attributes or skills were not considered when she was appointed as our President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and member of our board of directors.

EXECUTIVE COMPENSATION

Currently, our sole officer and director are serving without compensation.  She is reimbursed for any out-of-pocket expenses that she incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

SUMMARY COMPENSATION TABLE

Change in
Pension
Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All
Name						Plan	Compen-	Other
Principal				Stock	Option	Compen-	sation	Compen-
Position	Year	Salary	Bonus	Awards	Awards	sation	Earnings	sation	Totals
Inna Min President, Secretary CEO, CFO And Director	2016	0	0	0	0	0	0	0	0

Directors Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Inna Min	-0-	-0-	-0-	-0-	-0-	-0-	-0-

OPTION GRANTS. There have been no individual grants of stock options to purchase our common stock made to the executive officer named in the Summary Compensation Table.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE. There have been no stock options exercised by the executive officer named in the Summary Compensation Table.

LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS. There have been no awards made to a named executive officer in the last completed fiscal year under any LTIP.

COMPENSATION OF DIRECTORS

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, our director in such capacity.

EMPLOYMENT AGREEMENTS

We do not have an employment agreement in place with Ms. Min.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our director, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what the percentage of ownership will be assuming completion of the sale of all shares in this offering, which we can't guarantee. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Name and address	Number of shares before offering	Number of shares after offering	Percentage before offering	Percentage after offering

Inna Min Almaty, Kyrgyzstan 050061	5,000,000	5,000,000	100%	50%

Directors and officers as a group	5,000,000	5,000,000	100%	50%

FUTURE SALES BY EXISTING STOCKHOLDERS

A total of 5,000,000 shares have been issued to the existing stockholders, all of which are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act,. Under Rule 144, restricted shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of shares held by the existing stockholder (after applicable restrictions expire) and/or the sale of shares purchased in this offering (which would be immediately resalable after the offering), may have a depressive effect on the price of our common stock in any market that may develop, of which there can be no assurance.  Our shareholders will not be permitted to use Rule 144 if we are deemed to be a shell company.  It is our view that we are not a shell company but, instead, a start-up company  as we have a definite business plan and have undertaken substantial activity to visit potential suppliers and customers and have already entered into one Sale of Goods Agreement with a customer.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On December 26, 2016 the Company issued a total of 5,000,000 shares of common stock to Ms. Inna Min for cash at $0.001 per share for a total of $5,000.

The only Company’s promoter is its sole offcer and director, Inna Min. Ms. Min has loaned us funds for operations. The loan was not made pursuant to any loan agreements or promissory note. The loan is unsecured, non-interest bearing and due on demand. The balance due to the Ms. Min was $1,767 as of December 31, 2016.  She is under no obligation to continue lending us money.

Ms. Min provides our office facilities at zero ($-0-) rent per month.

We do not currently have any conflicts of interest by or among our current officer, director, key employee or advisors. We have not yet formulated a policy for handling conflicts of interest; however, we intend to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

INDEMNIFICATION

The Nevada General Corporation Law requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding.  The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action.  Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

AVAILABLE INFORMATION

We have filed a registration statement on Form S-1, of which this prospectus is a part, with the U.S. Securities and Exchange Commission. Upon completion of the registration, we will be required to file all requisite reports, such as Forms 10-K, 10-Q and 8-K, and other information with the Commission. Upon our registration under the 1934 Act, we would also be required to file additional documents with the Commission such as proxy statements under Section 14 of the 1934 Act.  Such reports, proxy statements, this registration statement and other information, may be inspected and copied at the public reference facilities maintained by the Commission at 100 Fifth Street NE, Washington, D.C. 20549. Copies of all materials may be obtained from the Public Reference Section of the Commission's Washington, D.C. office at prescribe rates. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

ADVECO GROUP INC.

(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

DECEMBER 31, 2016

CA. Bharat Parikh

B.Com., F.C.A

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To,

The Board of Directors and Shareholders of

Adveco Group Inc.,

State of Nevada,

USA.

We have audited the balance sheet of Adveco Group Inc. as of December 31, 2016, and the related statements of operations, stockholders' equity and cash flows for the period September 20, 2016 (inception) to December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2016, and the results of its operations and its cash flows for the fiscal year then ended in conformity with accounting principles generally accepted in the United States of America.

For Bharat Parikh & Associates

Chartered Accountants

/s/ Bharat Parikh

CA Bharat Parikh

(Senior Partner)

Registered with PCAOB

Date: -  02/17/2017

ADVECO GROUP INC.

BALANCE SHEET

(AUDITED)

DECEMBER 31, 2016
ASSETS

Current Assets
Cash	$ 749
Prepaid expenses	1,000
Total Current Assets	1,749

Total Assets	$ 1,749

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities
Loan from related parties	$ 1,767
Total current liabilities	1,767

Total Liabilities	1,767

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
5,000,000 shares issued and outstanding	5,000
Additional paid-in-capital	-
Deficit	(5,018)
Total Stockholders’ Deficit	(18)

Total Liabilities and Stockholders’ Deficit	$ 1,749

The accompanying notes are an integral part of these financial statements.

ADVECO GROUP INC.

STATEMENT OF OPERATIONS

(AUDITED)

For the period from Inception (September 20, 2016) to December 31, 2016
Operating expenses
General and administrative expenses	5,018
Net loss from operations	(5,018)
Loss before taxes	(5,018)

Provision for taxes	-

Net loss	$ (5,018)

Loss per common share:
Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	631,067

The accompanying notes are an integral part of these financial statements.

ADVECO GROUP INC.

STATEMENT OF CHANGES IN STOCKHOLDER’S EQUITY

FOR THE PERIOD FROM INCEPTION (SEPTEMBER 20, 2016) to DECEMBER 31, 2016

(AUDITED)

	Number of Common Shares	Amount	Additional Paid-in- Capital	Deficit accumulated	Total

Balances at September 20, 2016, Inception	-	$ -	$ -	$ -	$ -
Common Shares issued for cash at $0.001 per share on December 19, 2016	5,000,000	5,000	-	-	5,000

Net loss for the year	-	-	-	(5,018)	(5,018)

Balances as of December 31, 2016	5,000,000	5,000	$ -	$ (5,018)	$ (18)

The accompanying notes are an integral part of these financial statements.

ADVECO GROUP INC.

STATEMENT OF CASH FLOWS

(AUDITED)

For the period from Inception (September 20, 2016) to December 31, 2016
Operating Activities
Net loss	$ (5,018)
Prepaid expenses	(1,000)
Net cash used in operating activities	(6,018)

Financing Activities
Proceeds from sale of common stock	5,000
Proceeds from loan from shareholder	1,767
Net cash provided by financing activities	6,767

Net increase in cash and equivalents	749
Cash and equivalents at beginning of the period	-

Cash and equivalents at end of the period	$ 749

Supplemental cash flow information:

Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

ADVECO GROUP INC.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (SEPTEMBER 20, 2016) TO DECEMBER 31, 2016

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Organization and Description of Business

ADVECO GROUP INC. (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on September 20, 2016.  Our primary business is distribution of apparel and workwear produced in Kyrgyzstan to the markets of Europe and Commonwealth of Independent States (CIS) countries.

Since inception through December 31, 2016 the Company has not generated any revenue and has accumulated losses of $5,018.

GOING CONCERN

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future.  The Company has incurred a loss since Inception (September 20, 2016) resulting in an accumulated deficit of $5,018 as of December 31, 2016 and further losses are anticipated in the development of its business.  Accordingly, there is substantial doubt about the Company’s ability to continue as a going concern.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and/or private placement of common stock.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company has adopted a December 31 fiscal year end.

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2016 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period.  Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during as at December 31, 2016.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of December 31, 2016 the Company has not issued any stock-based payments to its employees. Stock-based compensation is accounted for at fair value in accordance with SFAS No. 123 and 123(R) (ASC 718).  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Revenue Recognition

The Company will recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Recent Accounting Pronouncements

The Company has reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and does not believe any of these pronouncements will have a material impact on the company.

NOTE 3 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On December 19, 2016, the Company issued 5,000,000 shares of its common stock at $0.001 per share for total proceeds of $5,000.

As of December 31, 2016, the Company had 5,000,000 shares issued and outstanding.

NOTE 4 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since September 20, 2016 (Inception) through December 31, 2016, the Company’s sole officer and director loaned the Company $1,767 to pay for incorporation costs and operating expenses.  As of December 31, 2016, the amount outstanding was $1,767. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6 – INCOME TAX

As of December 31, 2016 the Company had net operating loss carry forwards of $5,018 that may be available to reduce future years’ taxable income through 2036. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

DEALER PROSPECTUS DELIVERY OBLIGATION

"UNTIL

, ALL DEALERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALERS' OBLIGATION TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS."